EXHIBIT 99.1

October 3, 2019
Dear Stockholder:
As you may be aware by now, CMG Partners, LLC and its affiliates, CMG Income Fund II, LLC and CMG Liquidity Fund, LLC (collectively, “CMG”) initiated an unsolicited tender offer (the “CMG Offer”) to the stockholders of Steadfast Income REIT, Inc. (the “Company” or “SIR”) to purchase up to an aggregate of 250,000 shares of the Company’s common stock (the “Shares”) at a price of $4.76 per Share in cash (the “Offer Price”). The board of the directors of the Company (the “Board”) recommends that you reject the CMG Offer for the reasons discussed below.
The Company is required by the Securities Exchange Act of 1934, as amended, and the rules and regulations under it, to inform you of its position, if any, with respect to the CMG Offer. As a result, the Board: (1) consulted with members of the Company’s management, Steadfast Income Advisor, LLC, the Company’s advisor, and such legal and other advisors as deemed appropriate by the Board; (2) reviewed the terms and conditions of the CMG Offer; (3) considered other information relating to the Company’s historical financial performance, portfolio of assets and future opportunities; (4) evaluated various factors it deemed relevant in light of its knowledge of the Company’s business, financial condition, portfolio of assets and future prospects; and (5) took into account the fact that CMG is making the CMG Offer for investment purposes and with the intention of making a profit from the ownership of the Shares.
In determining that the Company should make a recommendation that stockholders reject the CMG Offer, the Board considered, among other things, the following:

(i)
On March 13, 2019, the Board determined an estimated net asset value per share of the Company’s common stock of $9.40 as of December 31, 2018 (the “Estimated Value”). The Estimated Value was determined by the Board after an independent third-party valuation firm conducted valuation analyses on the Company’s assets less its liabilities, divided by the number of Shares outstanding, all as of December 31, 2018, as described in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2019. The Estimated Value is $4.64 higher than the Offer Price on a per Share basis.

(ii)
On August 6, 2019, the Company announced that it had entered into a merger agreement with Steadfast Apartment REIT, Inc. (“STAR”). The proposed merger (the “Merger”) is a stock-for-stock transaction whereby at the effective time of the Merger each issued and outstanding Share will be converted into the right to receive 0.5934 shares of STAR’s common stock (the “Merger Consideration”). The Merger is subject to certain closing conditions being satisfied, including approval of the Merger by the stockholders of the Company. The closing of the Merger is expected to occur in the first quarter of 2020.

(iii)	In connection with the announcement of the pending Merger, the Board amended the Company’s share repurchase program (the “SRP”) to limit repurchase requests to death and disability only.

(iv)	Stockholders who tender their Shares will assign their right to receive distributions that are paid after October 22, 2019 (or such other date to which the CMG Offer may be extended). In addition,

stockholders that tender their Shares would be ineligible to receive the Merger Consideration if the Merger closes. If the Merger is consummated, STAR, as the resulting entity in the Merger, will communicate the terms of the combined company’s share repurchase program, which will be determined by the board of directors at a future time. If the Merger is not successful, SIR will communicate to its stockholders the terms of any new share repurchase program approved by its board of directors.

(v)
The CMG Offer provides a means for stockholders to obtain liquidity with respect to their Shares, albeit at a lower price than the Estimated Value or what the Board believes to be the Shares’ long-term value.

In summary, the Board recommends that stockholders should reject the CMG Offer.
The Board understands that you must make your own independent decision whether to tender or refrain from tendering your Shares of the Company’s common stock. The Company strongly urges you to carefully consider all aspects of the CMG Offer in light of your own circumstances, including (i) your investment objectives, (ii) your financial circumstances, including your tolerance for risk and need for immediate liquidity that cannot be satisfied by other means, (iii) other financial opportunities available to you, (iv) your own tax position and tax consequences and (v) other factors you determine are relevant to your decision. You should carefully review all of the Tender Offer Materials sent to you by CMG, as well as the Company’s publicly available annual, quarterly and other reports, and consult with your own financial, tax and other advisors in evaluating the CMG Offer before deciding whether to tender your Shares of the Company’s common stock.
PLEASE CONSULT WITH YOUR TAX ADVISOR ABOUT THE IMPACT OF A SALE ON YOUR OWN PARTICULAR SITUATION.
To accept the CMG Offer, follow the instructions in the Tender Offer Materials provided to you by CMG. To reject the CMG Offer, simply ignore it; you do not need to respond to anything. If you have already agreed to tender your Shares pursuant to the CMG Offer, you may withdraw your acceptance of the CMG Offer by notifying CMG at any time prior to the termination of the CMG Offer. The CMG Offer expires on October 22, 2019, unless extended by CMG in accordance with the Tender Offer Materials.
Should you have any questions or need further information about your options, please feel free to contact Steadfast Income REIT, Inc., 18100 Von Karman Avenue, Suite 500, Irvine, California 92612, Attention: Investor Relations (telephone number: 888-223-9951).

Sincerely,
/s/ Rodney F. Emery
Name: Rodney F. Emery, Chairman of the Board of Directors

ADDITIONAL INFORMATION ABOUT THE MERGER
In connection with the proposed Merger, STAR will prepare and file with the SEC (i) a registration statement on Form S-4 containing a proxy statement/prospectus prepared by STAR and SIR, and other related documents. The proxy statement/prospectus will contain important information about the proposed Merger and related matters. INVESTORS ARE URGED TO READ THE APPLICABLE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY STAR AND SIR, AS APPLICABLE, WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STAR AND SIR. Investors and stockholders of STAR and SIR may obtain free copies of the registration statement, the proxy statement/prospectus and other relevant documents filed by STAR and SIR with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by STAR and SIR with the SEC are also available free of charge on STAR’s and SIR’s website at www.steadfastreits.com.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER
STAR and SIR and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the SIR’s stockholders, as applicable, in respect of the proposed Merger. Information regarding STAR’s directors and executive officers can be found in STAR’s most recent Annual Report on Form 10-K filed on March 14, 2019. Information regarding SIR’s directors and executive officers can be found in SIR’s most recent Annual Report on Form 10-K filed on March 15, 2019. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed Merger if and when they become available. These documents are available free of charge on the SEC’s website and from STAR or SIR, as applicable, using the sources indicated above.

Forward-Looking Statements
This report contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the risk that the proposed Merger and merger of STAR and Steadfast Apartment REIT III, Inc. (the “STAR III Merger” and together with the Merger, the “Mergers”) will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreements; the inability of the Company to obtain stockholder approval of the Merger, or the failure to satisfy the other conditions to completion of the proposed Merger or STAR III Merger; risks related to disruption of management’s attention from the ongoing business operations due to the proposed Mergers; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of STAR or SIR; and other factors, including those set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.